EXHIBIT 4.7

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 19, 2016

To

INDENTURE

dated as of July 7, 2016

among

MOLSON COORS INTERNATIONAL LP, as Issuer
THE GUARANTORS NAMED THEREIN, as Guarantors

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee
THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 19, 2016 (this “Second Supplemental Indenture”), to the Indenture dated as of July 7, 2016 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of July 7, 2016 (the “First Supplemental Indenture” and, together with the Original Indenture and this Second Supplemental Indenture, the “Indenture”), is among Molson Coors International LP, a Delaware limited partnership (the “Issuer”), Molson Coors Brewing Company, a Delaware corporation (the “Parent Guarantor”), CBC Holdco LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Coors Brewing Company, a Colorado corporation, MC Holding Company LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Molson Canada 2005, an Ontario partnership, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, and Molson Coors Holdco Inc., a Delaware corporation, and Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company, (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and Computershare Trust Company of Canada, a trust company existing under the laws of Canada, as Trustee (the “Trustee”).
WHEREAS, Section 16.6 of the Original Indenture provides the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing a release of a guarantee pursuant to the terms thereunder;

WHEREAS, Section 16.6 of the Original Indenture provides that a Subsidiary Guarantor shall automatically be deemed released from all obligations under Article XVI of the Original Indenture, if at any time when no Default or Event of Default has occurred and is continuing with respect to Securities of any series so guaranteed, such Subsidiary Guarantor no longer guarantees (or which Guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) the Debt of the Parent or the Issuer under (A) the Parent’s or the Issuer’s then existing primary credit facility; (B) the Existing Notes; and (C) the Additional Debt;
WHEREAS, Coors International Holdco, ULC has been released as a guarantor under certain Subsidiary Guarantee Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”) in connection with the Parent’s revolving credit facility, and shall automatically be deemed released from all obligations under Article XVI of the Original Indenture, together with the concurrent automatic release under the First Supplemental Indenture herein;
WHEREAS, Section 14.1(j) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantors with respect to any series of Securities, including any Guarantors, or to evidence the release of any Guarantors from their Guarantees of Securities in accordance with the terms of the Indenture and the applicable series of Securities;
WHEREAS, the Issuer desires to add Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company (the “New Guarantor”), as a Subsidiary Guarantor under the Indenture;
WHEREAS the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Release of Certain Guarantors. The Trustee hereby acknowledges that the Guarantee of Coors International Holdco, ULC has been automatically released on the date hereof and that Coors International Holdco, ULC has no further obligations under the Indenture, the Notes or the Guarantee and is no longer a Guarantor.

Section 3.    Addition of Guarantor. The New Guarantor hereby agrees to guarantee payment of the Securities as a Guarantor, on the same terms and conditions as those set forth in Article XVI of the Original Indenture.
Section 4.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Second Supplemental Indenture, in which case the terms of this Second Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Second Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 5.    Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 6.    Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 7.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS INTERNATIONAL LP By: MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
GUARANTORS:	CBC HOLDCO LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

CBC HOLDCO 2 LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

[Signature Page to Second Supplemental Indenture]

MC HOLDING COMPANY LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
NEWCO3, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON CANADA 2005 By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Second Supplemental Indenture]

MOLSON COORS INTERNATIONAL GENERAL, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS CALLCO ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS HOLDCO INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President Treasurer

[Signature Page to Second Supplemental Indenture]

COORS INTERNATIONAL HOLDCO 2, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee By: /s/ Lisa M. Kudo Name: Lisa M. Kudo Title: Corporate Trust Officer By: /s/ Robert Morrison Name: Robert Morrison Title: Corporate Trust Officer

[Signature Page to Second Supplemental Indenture]